UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ /	Definitive Additional Materials.
/ X /	Soliciting Material under § 240.14a-12.

PUTNAM ASSET ALLOCATION FUNDS
PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM ETF TRUST
PUTNAM FOCUSED INTERNATIONAL EQUITY FUND
PUTNAM FUNDS TRUST
GEORGE PUTNAM BALANCED FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND
PUTNAM INVESTMENT FUNDS
PUTNAM LARGE CAP VALUE FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND

PUTNAM MORTGAGE SECURITIES FUND
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM PREMIER INCOME TRUST
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM TARGET DATE FUNDS
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST
PUTNAM VARIABLE TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[Putnam Investor Services, Inc.]

Recorded voice message (prior to mailing of proxy statement)

“In late August, some shareholders will receive a proxy statement asking for their vote on matters relevant to their investment in the Putnam funds. If you receive one, you are strongly encouraged to read carefully both the proxy statement and other documents filed by the Putnam funds with the SEC when they become available. Please read these documents in their entirety, as they will contain important information. Please vote when you receive the proxy statement.

Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, and other documents filed by the Putnam funds for no charge at the SEC’s website at www.sec.gov.”